Exhibit (10) HH.

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Administrative Guide

Administrative Guide for __________ __, 200_ Grant of
Non-Qualified Stock Options under the
2005 Omnibus Long-Term Compensation Plan

LIST OF EXHIBITS

Exhibit “A”	Size of Awards granted to Corporate Officers	11

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Administrative Guide

Administrative Guide for __________ __, 200_ Grant of
Non-Qualified Stock Options under the
2005 Omnibus Long-Term Compensation Plan

1.	Background and Purpose

Under Article 8 of the 2005 Omnibus Long-Term Compensation Plan (the “Plan”), the Executive Compensation and Development Committee (the “Committee”) may, among other things, award non-qualified stock options of the Company’s Common Stock to those Employees as the Committee in its discretion may determine, subject to such terms, conditions and restrictions as it deems appropriate.  The Committee’s charter permits delegation of its authority to grant certain awards pursuant to the terms contained therein.

The purpose of this Administrative Guide is to evidence the Committee’s grant of non-qualified stock option awards, effective as of ___________ __, 200_, to those Employees who are corporate officers of Kodak.

2.	Terms of Awards

Any award of non-qualified stock options issued under this Administrative Guide (hereinafter individually referred to as an “Award” and collectively as the “Awards”) are granted under the Plan, subject to the terms and conditions of the Plan and those set forth in this Administrative Guide, the Plan, and the Award Notice.  To the extent there is any inconsistency between the terms of this Administrative Guide and the Plan, the terms of the Plan will control.

3.	Form of Awards

All of the Awards will be granted in the form of non-qualified stock options.  One option provides for the ability to purchase a single share of Common Stock.

4.	Eligibility

All of Kodak’s corporate officers will be eligible for an Award; provided that they have signed an Employee’s Agreement in a form acceptable to the Director, Human Resources, Eastman Kodak Company.  Any Kodak corporate officer who fails to sign such an Employee’s Agreement on or prior to the date of grant specified in Section 6 below will not receive an Award.

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Administrative Guide

5.	Size of Awards

Attached Exhibit A sets forth the size of the Awards granted by the Committee under this Administrative Guide to each corporate officer of Kodak.

6.	Date of Grant

All of the Awards will be granted effective as of __________ __, 200_ (the “Grant Date”).

7.	Terms and Conditions of Awards

The following terms and conditions will apply to the Awards:

(a)

Option Price.  The option price for the options evidenced by way of this Administrative Guide will be the mean between the high and low at which the Kodak Common Stock trades on the New York Stock Exchange on the Grant Date, i.e., $_____.

(b)

Duration of Option.  Notwithstanding Section 8(d) below, each option will expire at the close of business on the day immediately prior to the seventh (7th) anniversary of the Grant Date, unless sooner forfeited in accordance with the terms and conditions of this Administrative Guide, the Plan, or the Award Notice.

(c)

Vesting.  No option will be exercisable prior to the date on which it vests.  The options will vest in __________ (___) installments on the ________ __, 20__, ________ __, 20__ and ________ __, 20__, except as otherwise provided in Section 8(d).  The options must be exercised by written notice or by any other method permitted by the Committee stating the number of options to be exercised.

(d)

Payment of Option Price.  The option price for the share for which an option is exercised by the Participant will be paid by the Participant on the date the option is exercised in cash, in shares of Common Stock owned by the Participant, or a combination of the foregoing.  Any share of Common Stock delivered in payment of the option price will be valued at its Opening Price on the date of exercise.

(e)	Withholding. The Participant will pay the amount of taxes required to be withheld upon exercise of his or her options by delivering a check made payable to the Company.

(f)

Rights as a Shareholder.  The Participant will not have any of the rights of a shareholder with respect to the shares of Common Stock covered by an option except to the extent one or more certificates for such shares will be delivered to him or her upon the exercise of such option.

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Administrative Guide

(g)

Broker Assisted Exercise.  Notwithstanding Sections 7(d) and 7(e) above, the Participant may, subject to Section 10 hereof, exercise any option granted to him or her under this Administrative Guide by way of the Company’s broker-assisted stock option exercise program, to the extent such program is available at the time of such exercise.  Pursuant to the terms of such program, the amount of any taxes required to be withheld upon exercise of any options must be paid in cash directly to the Company.

8.	Termination of Employment.

The following terms and conditions will apply to the Awards:

(a)	Forfeiture. The provisions of this Section 8(a) will apply insofar as the Participant’s employment is terminated for any reason, whether voluntarily or involuntarily, after the Grant Date.

(b)

Unvested Options.  Effective upon the date of the Participant’s termination of employment, all of the unvested portion of the Participant’s options will be immediately forfeited; provided, however, (1) if the Participant’s employment is terminated by reason of Retirement, Layoff, an Individual Retirement Plan, a Special Separation Program, or an Approved Reason not covered by clauses (i) through (vi) of Section 9(a) hereof, the unvested options will continue vesting pursuant to Section 7(c) and will expire on the third anniversary of the date of the Participant’s termination of employment, and (2) if the Participant’s employment is terminated by reason of death, Disability, a Divestiture or a Transfer, the unvested options will immediately vest in accordance with Section 8(d) and will expire on the third anniversary of the date of the Participant’s termination of employment, in each case, unless sooner forfeited in accordance with the terms of this Administrative Guide or the Plan.

(c)

Vested Options.  On the sixtieth (60th) day after the date of the Participant’s termination, all of the vested portion of the Participant’s options will expire; provided, however, (1) if the Participant’s employment is terminated by reason of death, Disability or an Approved Reason, the vested options will expire on the third anniversary of the date of the Participant’s termination of employment, unless sooner forfeited in accordance with the terms of this Administrative Guide or the Plan, and (2) if the Participant’s employment is terminated for Cause, all of the vested options, together with any unvested options, will be immediately forfeited.

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Administrative Guide

(d)	Accelerated Vesting.

(i)

Death.  Notwithstanding Section 7(c) above to the contrary, if the Participant dies prior to the vesting of all of the nonqualified stock options granted to him or her under this Administrative Guide, all of such unvested options will immediately vest on the date of the Participant’s death and may be exercised by the Participant’s estate, subject to the Plan’s terms and conditions, at any time between such date and the third anniversary of the date of the Participant’s death, unless sooner forfeited in accordance with the terms of this Administrative Guide or the Plan.

(ii)

Disability, Divestiture or Transfer.  Notwithstanding Section 7(c) above to the contrary, if the Participant’s employment terminates as a result of Disability, a Divestiture or a Transfer prior to the vesting of all of the nonqualified stock options granted to him or her under this Administrative Guide, all of such unvested options will immediately vest on the date of the Participant’s termination of employment and may be exercised, subject to the Plan’s terms and conditions, at any time between such date and the third anniversary of the date of the Participant’s termination of employment, unless sooner forfeited in accordance with the terms of this Administrative Guide or the Plan.

9.	Definitions

Any defined term used in this Administrative Guide, other than those set forth in this Section 9, will have the same meaning for purposes of this document as that given to it under the terms of the Plan.  The following definitions will apply to this Administrative Guide:

(a)

Approved Reason. “Approved Reason” means a reason for terminating employment with the Company which, in the opinion of the Committee with respect to Participants who are subject to Section 16 of the Exchange Act or who are Covered Employees within the meaning of Section 162(m) of the Code, and the opinion of the Chief Executive Officer with respect to all other Participants, is in the best interests of the Company.  Subject to the limitation set forth in the sentence above, the Committee or the Chief Executive Officer may determine what other circumstances, if any, besides those specifically described in this subsection constitute a termination of employment for an Approved Reason.  The following types of terminations of employment will be for an Approved Reason:

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Administrative Guide

(i)

Divestiture.  The Participant terminates employment as a direct result of a Divestiture; provided, however, that following the Divestiture the Participant is not employed by an entity within Kodak’s controlled group for financial reporting purposes.

(ii)

Layoff.  The Participant terminates employment as a result of a Layoff; provided, however, the Participant complies with all of the applicable conditions required in order to receive severance benefits under the terms of the benefit plan providing the severance benefits due to the Layoff and, in particular, in those cases where the receipt of severance benefits is conditioned on the execution of a general release, the Participant signs and does not revoke the general release.

	(iii)	Retirement. The Participant terminates employment as a result of Retirement.

	(iv)	Special Separation Program. The Participant terminates employment under a Special Separation Program; provided, however, the Participant complies with all of the applicable conditions of the program.

	(v)	Transfer. The Participant terminates employment as a result of a Transfer.

(vi)

Individual Retirement Plan.  The Participant retires pursuant to the terms of an Individual Retirement Plan; provided, however, the Participant complies with all of the applicable conditions of the plan.

(b)	Cause. “Cause” means:

	(i)	the Participant’s failure to perform his or her duties in a manner deemed satisfactory by the Participant’s supervisor; or

(ii)

the Participant’s failure to follow a lawful written directive of the Company’s Chief Executive Officer, the Participant’s supervisor or any other person to whom the Participant has a reporting relationship in any capacity; or

	(iii)	the Participant’s violation of any material rule, regulation, or policy that may be established from time to time for the conduct of his or her employer’s business; or

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Administrative Guide

(iv)

the Participant’s unlawful possession, use or sale of narcotics or other controlled substances, or performing job duties while illegally used controlled substances are present in the Participant’s system; or

(v)

any act of omission or commission by the Participant in the scope of his or her employment (A) which results in the assessment of a civil or criminal penalty against the Participant or the Participant’s employer, or (B) which in the reasonable judgment of the Participant’s supervisor could result in a material violation of any foreign or U.S. federal, state or local law or regulation having the force of law; or

	(vi)	the Participant’s conviction of, or plea of, guilty or no contest to any crime involving moral turpitude; or

(vii)

any misrepresentation of a material fact to, or concealment of a material fact from, the Participant’s supervisor or any other person to whom the Participant has a reporting relationship in any capacity; or

(viii)

the Participant’s breach of his or her Eastman Kodak Company Employee’s Agreement or any similar agreement required of the Participant’s employer or the Participant’s breach of the Eastman Kodak Company Business Conduct Guide.

A Participant may be treated as terminating employment for Cause for purposes of this subsection even though the Participant may not be considered by his or her employer as terminating employment for cause for any other purpose.

(c)

Divestiture.  “Divestiture” means any one or more of the following transactions: (i) the sale or other transfer to an unrelated entity of all or substantially all of the assets used by the Participant’s employer in a trade or business conducted by the Participant’s employer; (ii) if the Participant was employed by a subsidiary corporation (within the meaning of Code section 424(f)) of Kodak, or by a corporation that is a member of a controlled group of corporations (within the meaning of Code section 414(b) as modified by Code section 415(h)) that includes Kodak, the liquidation, sale, or other means of terminating the parent-subsidiary or controlled group relationship of the Participant’s employer with Kodak; (iii) the loss or expiration of a contract with a government agency and the entry into a successor contract by an unrelated entity and such government agency; (iv) the sale or other

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Administrative Guide

transfer of all or substantially all of the assets used by the Participant’s employer at a plant, facility, or other business location of the Participant’s employer; (v) any other sale, transfer, or disposition of assets of the Participant’s employer to an unrelated entity; or (vi) any change in the contractual arrangements governing the performance of the Participant’s services where, immediately following the change in the contractual arrangements, the Participant continues to perform primarily the same services for the same recipient.

(d)

Individual Retirement Plan.  “Individual Retirement Plan” means a special individualized pension arrangement between the Participant and the Participant’s employer that is approved in writing by the Director, Human Resources and Senior Vice President, Eastman Kodak Company and grants the Participant deemed years of age and/or service such that when combined with the Participant’s actual years of age and service, the Participant is eligible for Retirement.

(e)	Layoff. “Layoff” means a layoff under the terms of Kodak’s Termination Allowance Plan (“TAP”) or any similar plan or program adopted by the Participant’s employer.

(f)

Opening Price.  “Opening Price” means the opening price of the Common Stock on the New York Stock Exchange on the relevant date; provided, however, if the Common Stock is not traded on the relevant date, then the opening price on the immediately preceding date on which the Common Stock is traded will be used.

(g)

Special Separation Program.  A “Special Separation Program” means either (i) a “Special Separation Program” as defined in Section 4.02 of the TAP or the relevant section of any similar plan or program adopted by the Participant’s employer; or (ii) an involuntary termination of employment for other than Cause pursuant to the terms of a written special letter agreement between the Participant and his or her employer.  In the case where Kodak is the Participant’s employer, the written letter agreement must be executed on behalf of Kodak by the Director, Human Resources and Senior Vice President, Eastman Kodak Company.  In all other cases, prior to its execution the written letter agreement must be reviewed and approved prior to execution by the Director, Human Resources and Senior Vice President, Eastman Kodak Company.

(h)

Transfer.  “Transfer” means a transfer of employment of a Participant that is initiated by the Participant’s employer, which for financial reporting purposes is an entity within Kodak’s controlled group, to an entity in which Kodak has an ownership interest, but is not a member of Kodak’s controlled group for financial reporting purposes, it being understood that a transfer of employment of a Participant to a Subsidiary will not be deemed a Transfer for purposes of this Award Notice.

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Administrative Guide

10.	Section 16 of the Exchange Act

In order to avoid any Exchange Act violations, the Committee may, at any time and from time to time, impose additional restrictions upon the Award, including, but not by way of limitation, restrictions regarding the Participant’s ability to exercise options under the Company’s broker-assisted stock option exercise program under Section 7(g).

11.	Non-Assignability

	(a)	In General. Except as specified in Section 11(b), the Awards will not in any manner be subject to alienation, anticipation, sale, transfer, assignment, pledge or encumbrance.

(b)

Transfers.  The non-qualified stock options granted pursuant to this Administrative Guide are transferable in accordance with, and subject to, the terms and conditions set forth in Section 16.1(b) of the Plan.

12.	Effect of Administrative Guide

This Administrative Guide, including its reference to the Plan and the Award Notice, constitutes the entire understanding between the Company and the Participant concerning the Award and supersedes any prior notices, letters, statements or other documents issued by the Company relating to the Award and all prior agreements and understandings between the Company and the Participant, whether written or oral, concerning the Award.

13.	Miscellaneous

(a)

Headings.  The headings of the Sections of this Administrative Guide have been prepared for convenience and reference only and will not control, affect the meaning, or be taken as the interpretation of any provision of this Administrative Guide.

(b)

Applicable Law.  All matters pertaining to this Administrative Guide (including its reference to the Plan, and its interpretation, application, validity, performance and breach), will be governed and controlled by the laws of the State of New York (except as superseded by applicable Federal Law) without giving effect to principles of conflicts of law.

	(c)	Amendments. The Committee may, from time to time, amend this Administrative Guide in any manner.

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Administrative Guide

14.	Administration

The Committee will administer this Administrative Guide, which is subject to the terms, conditions and limitations of the Plan.  The Committee is authorized to interpret, construe and implement the Administrative Guide, to prescribe, amend and rescind rules and regulations relating to it and the Awards granted under it, and to make all other determinations necessary, appropriate or advisable for its administration.  Any determination by the Committee in carrying out, administering or construing this Administrative Guide will be final and binding for all purposes upon all interested persons and their heirs, successors, and personal representatives.

15.	Impact on Benefits

The nonqualified stock options granted pursuant to this Administrative Guide and the related Award Notice (either at the date of their grant or at the time the shares are vested) will not be includible as compensation or earnings for purposes of any compensation or benefit plan offered by the Company.

16.	Award Notice

Each Award granted under this Administrative Guide will be evidenced by an Award Notice issued by Kodak.  To the extent there are any inconsistencies between the terms of any such Award Notice and this Administrative Guide, the terms of this Administrative Guide will control unless, however, such inconsistency is attributable to a term or condition contemplated pursuant to Section 5.2 of the Plan.

17.	No Right to Continued Employment

A Participant’s receipt of an Award under this Administrative Guide does not give the Participant any right to remain in the employ of Kodak or any Subsidiary.  Kodak or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Employee at any time.